FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT.

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is made as of the 28th day of January, 2021, by and between New Nevada Lands, LLC, a Mississippi limited liability company and New Nevada Resources, LLC, a Florida limited liability company (hereinafter collectively designated as "SELLER"), whose address is 4405 Commons Drive East, Suite 301, Destin, Florida 32541, and Ameritrust Corporation, a Wyoming corporation, ("BUYER"), whose address is 1712 Pioneer Avenue, Suite 500, Cheyenne, Wyoming 82001.

RECITALS

A. WHEREAS, on December 10, 2020, BUYER and SELLER entered into the Purchase and Sale Agreement for the sale of approximately 25,175.23 acres of real property and mineral rights located in Lander County, Nevada ("Contract").

NOW, THEREFORE, BUYER and SELLER agree to amend the Contract as follows:

1. PAYMENT OF PURCHASE PRICE: Paragraphs 7(a) and 7(b) shall be amended to change the Close of Escrow from February 1, 2021 to February 12, 2021.

2. SELLER'S REPRESENTATIONS, COVENANTS, WARRANTIES AND OBLIGATIONS: Paragraph 10(a) shall be deleted in its entirety and replaced with the following language:

a. SELLER represents to BUYER that to the best knowledge of SELLER, the title to be conveyed to BUYER will not be encumbered by any easements, persons in possession, government patents or other rights, other than:

1) Oil and Gas Lease #189132 with Prize Energy, L.P., that portion of which shall be assigned to BUYER upon close of escrow;

2) Grazing Lease #189007 with Julian Tomera Ranches, Inc. Battle Mountain Division, that portion of which shall be assigned to BUYER upon close of escrow;

3) Grazing Lease #189008 with Daniel E. Filippini, that portion of which shall be assigned to BUYER upon close of escrow;

4) Grazing Lease #182325 with Henry Filippini, that portion of which

shall be assigned to BUYER upon close of escrow;

5) Utility License #182366 with Nevada Gold Mines, LLC, that portion of which shall be assigned to BUYER upon close of escrow;

6) License #182356 with United States of America, that portion of which shall be assigned to BUYER upon close of escrow;

7) those items disclosed on the Title Report or which would be disclosed by a physical inspection of the Property.

IN WITNESS WHEREOF, SELLER and BUYER have fully executed this Amendment as of the date first above written.

"SELLER"	"BUYER"
New Nevada Lands, LLC. New Nevada Resources, LLC.	Ameritrust Corporation
____________________	[redacted]________
Heath A. Rushing CEO	Seong Lee Chairman and CEO